Exhibit 10.2

Amendment to Cooperation Agreement

This AMENDMENT TO COOPERATION AGREEMENT (this “Amendment”) is made and entered into as of August 10, 2022, by and among Medallion Financial Corp., a Delaware corporation (the “Company”), on the one hand, and KORR Value L.P., a Delaware limited partnership (“KORR Value”), KORR Acquisitions Group, Inc., a New York corporation, Kenneth Orr, David Orr and Jonathan Orr (collectively, the “KORR Parties”), on the other hand. The Company and the KORR Parties are each herein referred to as a “party” and collectively, the “parties.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Original Agreement (as defined below).

WHEREAS, the Company and the KORR Parties are party to that certain Cooperation Agreement, dated as of May 1, 2022 (“Original Agreement” and as amended by this Amendment, the “Agreement”); and

WHEREAS, the parties hereto desire to enter into certain amendments to the Original Agreement, as further provided herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Section 1(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c) No later than 30 days before the nomination deadline for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), the Board shall (i) identify an independent director who is acceptable to the Board in its sole discretion (the “Additional Independent Director”) and (ii) take all necessary actions to increase the size of the Board by one director and appoint the Additional Independent Director to fill the resulting vacancy on the Board. The Board shall take all necessary actions to appoint and seat the Additional Independent Director to the Investment Oversight Committee effective upon his or her appointment to the Board.

2. Section 1(d) of the Agreement is hereby amended and restated in its entirety as follows:

(d) Frederick Menowitz shall tender his resignation from the Board, which the Board shall promptly accept, effective no later than December 31, 2022. Following Mr. Menowitz’s resignation, the size of the Board shall be decreased by one director.

3. Section 1(f) of the Agreement is hereby amended and restated in its entirety as follows:

(f) The Board shall promptly take all necessary actions to authorize and approve a share repurchase program that would permit the continued repurchase of shares of Common Stock for an aggregate purchase price equal to $40,000,000; provided, however, that any purchases made under such programs shall be subject to market conditions, applicable legal requirements and other relevant factors, as determined by the Board in its sole discretion.

4. Section 9(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) This Agreement shall terminate upon the earlier to occur of (such effective date of termination, the “Termination Date”):

(i) 30 days before the nomination deadline for the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), if (A) the Company has not (1) used commercially reasonable efforts to repurchase shares of Common Stock for an aggregate purchase price of $13,500,000 in the period between January 1, 2022 and the date that is 30 days before the nomination deadline for the 2023 Annual Meeting and (2) declared a special dividend in an amount equal to $13,500,000 minus the aggregate purchase price of shares of Common Stock repurchased since January 1, 2022 if such amount is greater than $0.00; or (B) the Company has declared a quarterly dividend below $0.08 for any fiscal quarter ending between January 1, 2022 and the date that is 30 days before the nomination deadline for the 2023 Annual Meeting;

(ii) February 15, 2023, if (A) the Company has not (1) used commercially reasonable efforts to repurchase shares of Common Stock for an aggregate purchase price of $15,000,000 in the period between January 1, 2022 and February 15, 2023 and (2) declared a special dividend in an amount equal to $15,000,000 minus the aggregate purchase price of shares of Common Stock repurchased since January 1, 2022 if such amount is greater than $0.00; or (B) the Company has declared a quarterly dividend below $0.08 for any fiscal quarter ending between January 1, 2022 and February 15, 2023;

(iii) 30 days before the nomination deadline for the 2025 Annual Meeting if (A) two of the following events occur: (1) the Company has repurchased shares of Common Stock for an aggregate purchase price of $20,000,000 in the period between January 1, 2022 and the date that is 30 days before the nomination deadline for the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”); (2) the Company has (I) publicly announced before the date that is 30 days before the nomination deadline for the 2024 Annual Meeting that it intends to declare a quarterly dividend of at least $0.10 for at least two fiscal quarters after January 1, 2024 or (II) has declared a quarterly dividend of at least $0.10 for at least two fiscal quarters ending prior to January 1, 2024; and (3) the Company’s closing stock price is at least $13.00 on the date that is 30 days before the nomination deadline for the 2024 Annual Meeting or (B) the Company’s stock price has a volume weighted average price of at least $16.00 during any 22 consecutive trading days at any time between January 1, 2022 and the date that is 30 days before the nomination deadline for the 2024 Annual Meeting;

(iv) 30 days before the nomination deadline for the 2024 Annual Meeting if the requirements of the foregoing clause (iii) are not fulfilled; and

(v) 30 days before the nomination deadline for the 2025 Annual Meeting if the Company has not appointed the Additional Independent Director by such date.

5. Miscellaneous.

(a) Except as expressly modified herein, all terms of the Original Agreement shall remain in full force and effect. For the avoidance of doubt, the provisions of Sections 11, 12, 13 and 15 of the Original Agreement shall apply to this Amendment, mutatis mutandis.

(b) This Amendment, and any disputes arising out of or related to this Amendment (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles.

(c) This Amendment is solely for the benefit of the parties and is not enforceable by any other persons.

(d) This Amendment shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(e) Neither the failure nor any delay by a party in exercising any right, power or privilege under this Amendment shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(f) Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g) This Amendment may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Amendment to Cooperation Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

MEDALLION FINANCIAL CORP.

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT TO COOPERATION AGREEMENT

THE KORR PARTIES:

KORR VALUE L.P.

By: KORR Acquisitions Group, Inc., its General Partner

By:	/s/ Kenneth Orr
Name: Kenneth Orr
Title: Chief Executive Officer

KORR ACQUISITIONS GROUP, INC.

By:	/s/ Kenneth Orr
Name: Kenneth Orr
Title: Chief Executive Officer

KENNETH ORR

/s/ Kenneth Orr

DAVID ORR

/s/ David Orr

JONATHAN ORR

/s/ Jonathan Orr

SIGNATURE PAGE TO AMENDMENT TO COOPERATION AGREEMENT